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                                REVOCABLE PROXY

                     CALIFORNIA FINANCIAL HOLDING COMPANY

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALIFORNIA
                           FINANCIAL HOLDING COMPANY


        The undersigned hereby appoints the Board of Directors, or any of them, each with full power of substitution as the lawful proxies of the undersigned and hereby authorizes them to represent and to vote as designated below all shares of common stock of California Financial Holding Company ("Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company ("Meeting") to be held on April 28, 1997, and at any adjournment thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE AND TWO.

        Whether or not you plan to attend the Meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

                      (Continued and to be dated and signed on the reverse side)


                                        CALIFORNIA FINANCIAL HOLDING COMPANY
                                        P.O. BOX 11063
                                        NEW YORK, N.Y. 10203-0063



1. Proposal One: The merger of the Company with and into Temple-Inland Inc., a Delaware corporation ("Temple-Inland"), and the related Agreement and Plan of Merger between the Company and Temple-Inland dated as of December 8, 1996, more fully described in the Proxy Statement-Prospectus dated March 20, 1997, for the Meeting.

                 FOR [ ]         AGAINST [ ]         ABSTAIN [ ]

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
2.  Proposal Two: Election of     FOR all nominees  [  ]     WITHHOLD AUTHORITY to    [  ]     *EXCEPTIONS    [  ]
    Directors for a term          listed below.              vote for all nominees
    ending in 2000.                                          listed below.

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Nominees: David K. Rea and G. Thomas Egan
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
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3. In their discretion on such other business as may properly come before the meeting or any adjournment thereof.

        Change of Address or     [  ]
        Comments Mark Here

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Date:                                                                     , 1997
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                          (Signature of Shareholder)


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                   (Signature of Additional Shareholder(s))

VOTES MUST BE INDICATED (x) IN BLACK OR BLUE INK.   [X]

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)